Exhibit 21.1

THE GREENBRIER COMPANIES, INC.

LIST OF SUBSIDIARIES

As of August 31, 2024

Name	State of Incorporation	Names Under Which Does Business (if other than registered name)
Alliance Castings Company, LLC	DE
Amsted-Maxion Fundição E Equipamentos Ferroviários S.A.	Brazil
Apromat S.A.	Romania
ARI Component Venture LLC	DE
Astra Rail Industries S.A.	Romania
Astra Rail Project s.r.o.	Slovak Republic
Axis, LLC	DE
Axis Operating Company LLC	DE
Castings LLC	DE
GBX Leasing, LLC	DE
GBX Leasing 2022-1 LLC	DE
GBX Leasing 2022-1 (Canada) Ltd.	Canada
GBXL I (Canada) Ltd.	Canada
GBXL I, LLC	DE
GBXL Holdings, LLC	DE
GG Trailers, S.A. de C.V.	Mexico
GGSynergy, S.A. de C.V.	Mexico
Greenbrier-Astra Rail B.V.	Netherlands
Greenbrier Central, LLC	OR
Greenbrier – GIMSA, LLC	OR
Greenbrier do Brasil Participações Ltda.	Brazil
Greenbrier Europe B.V.	Netherlands
Greenbrier Europe Holdings, B.V.	Netherlands
Greenbrier Europe Holdings II B.V.	Netherlands
Greenbrier Europe Holdings II Subsidiary B.V.	Netherlands
Greenbrier Germany GmbH	Germany
Greenbrier Industries, S.A. de C.V.	Mexico
Greenbrier International Holdings II, LLC	OR
Greenbrier Leasing Company LLC	OR	Greenbrier Intermodal
Greenbrier Leasing Europe B.V.	Netherlands
Greenbrier Leasing Ireland Limited	Ireland
Greenbrier Leasing Limited	Nova Scotia, Canada
Greenbrier Management Services, LLC	DE	CIT Rail Services
Greenbrier Maxion – Equipamentos e Serviços Ferroviários S.A.	Brazil
Greenbrier Maxion Funding I Ltda.	Brazil
Greenbrier Middle East Limited Company	Saudi Arabia
Greenbrier Omaha LLC	OR
Greenbrier Railcar Leasing, Inc.	WA
Greenbrier Railcar Sales Repair and Maintenance L.L.C.	UAE
Greenbrier S.A. de C.V.	Mexico
Greenbrier Tank Components, LLC	OR
Greenbrier Union Holdings I LLC	OR
Greenbrier Vagon Sanayi Ve Ticaret Limited Şirketi	Turkey
Greenbrier-Concarril, LLC	DE

Gunderson – GIMSA S.A. de C.V.	Mexico
Gunderson LLC	OR
Gunderson Rail Services LLC	OR	American Hydraulics GMO Parts Greenbrier Rail Services YSD Industries Greenbrier Castings
Gunderson Specialty Products, LLC	DE
Gunderson-Concarril S. de R.L. de C.V.	Mexico
I.C.P.V. S.A.	Romania
Meridian Rail Acquisition Corp.	OR	Greenbrier Rail Services
Meridian Rail Holdings Corp.	OR
Meridian Rail Mexico City Corp.	OR
MGMS, LLC	DE
Ohio Castings Company, LLC	DE
WagonySwidnica sp. z o.o.	Poland
YSD Doors, S.A. de C.V	Mexico
Zaklad Transportu Kolejowego SIARKOPOL sp. z o.o.	Poland